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                                                                   EXHIBIT 10.13


                     TOM BROWN, INC. 401(k) RETIREMENT PLAN

The TOM BROWN, INC. 401(k) Retirement Plan ("this Plan") is adopted as of January 1, 2000, by TOM BROWN, INC., a corporation.

TOM BROWN, INC. provides its employees a means to accumulate voluntary savings for their retirement years; and

This Plan is adopted to provide:

1.      Name of Plan; Effective Date.

This Plan is known as the TOM BROWN, INC. 401(k) Retirement Plan. This Plan is effective as of January 1, 2000 and is a restatement of the TOM BROWN, INC. KSOP effective January 1, 1996.

2.      Definitions.

In this Plan:

        2.1 "Anniversary Date" is the last day of a Plan Year.

        2.2 "Code" is the Internal Revenue Code of 1986, as amended, and its Regulations.

        2.3 "Committee" is the Committee in Section 14.

        2.4 "Company" is TOM BROWN, INC.. Any corporation a member of a controlled group of corporations with TOM BROWN, INC. or an affiliate may also sponsor this Plan if such corporation is designated by TOM BROWN, INC. as a sponsoring employer and such corporation agrees to this Plan.

        2.5 "Compensation" is all of each Participant's W-2 earnings, but excluding taxable fringe benefits (such as car allowances and moving expenses). Compensation includes only that Compensation actually paid to the Participant during the Plan Year.

        Notwithstanding the above, Compensation includes any amount contributed by TOM BROWN, INC. to a salary reduction agreement not includible in the gross income of the Employee by Code Section 125, Code Section 401(k), Code Section 402(e)(3), Code Section 402(h) or Code Section 403(b).

        The annual Compensation of each Participant does not exceed $150,000, as adjusted for increases in the cost of living in Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, for which compensation is determined (determination period) beginning in such calendar year. If a determination period is less than 12 months,


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        the annual compensation limit is multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

        2.6 "Computation Period" is the 12-consecutive month period beginning with the Employee's Employment Beginning Date (or, if applicable, his Re-Employment Beginning Date) and the succeeding 12-consecutive month periods beginning on the anniversaries of that beginning date.

        2.7 "Disability" is a Participant's physical or mental condition from bodily injury, disease or mental disorder that renders him incapable of continuing any gainful occupation and constitutes total disability by a medically determinable physical or mental impairment expected to result in death or to be of long, continued and indefinite duration. A licensed physician chosen by the Committee determines a Participant's disability.

        2.8 "Employee" is any person employed by TOM BROWN, INC. or a sponsoring employer. Employee also includes any Leased Employee deemed to be an Employee by Code Section 414(n) or Code Section 414(o) but only to the extent necessary to meet the requirements of Code Section 414(n)(3). "Employee" excludes:

               A. Individuals hired on a temporary basis and not expected to complete at least 1,000 Hours of Service during the applicable Computation Period;

               B. Individuals whose employment is governed by a collective bargaining agreement between TOM BROWN, INC. and employee representatives by which retirement benefits were the subject of good faith bargaining; and

               C.     Non-resident aliens who receive no earned income (in Code
               Section 911(d)(2)) from TOM BROWN, INC. constituting income from sources within the United States (in Code Section 861(a)(3)).

        2.9 "Employment Beginning Date" is the date the Employee first performs an Hour of Service for TOM BROWN, INC.. "Re-Employment Beginning Date" is the date an Employee who was previously employed by the Employer but whose employment terminated from a One-Year Break in Service first completes an Hour of Service for TOM BROWN, INC. after the last applicable Computation Period he incurred a One-Year Break in Service.

        2.10 "Fund" or "Funds" is the investment fund or funds established and maintained by the Trustee for this Plan by subsection 8.1.

        2.11 "Highly Compensated Employee" is any Employee who (A) was a 5% owner (in Code Section 416(I)(1)) of TOM BROWN, INC. at any time during the current or the preceding Plan Year, or (B) for the preceding Plan Year,


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               A.     had Compensation in excess of $80,000 (as adjusted by the
               Secretary by Code Section 415(d), with a base period of the calendar quarter ending September 30, 1996), and

               B. if TOM BROWN, INC. elects, was in the top-paid group of Employees for such preceding year. An Employee is in the top-paid group of Employees for any year if such Employee is in the group of the top 20% of the Employees when ranked on the basis of Compensation paid during such year.

               A former employee is treated as a highly compensated employee if:
               (A) such Employee was a highly compensated employee when such Employee separated from Service, or (B) such Employee was a highly compensated employee at any time after age 55.

               The determination of who is a highly compensated employee, including the determinations of the number and identity of Employees in the top-paid group, is made by Code Section 414(q).

               For this subsection, the term "Compensation" means compensation in Code Section 415(c)(3).

        2.12 "Hour of Service" is each hour an Employee is directly or indirectly paid, or entitled to payment, by TOM BROWN, INC. for the performance of duties (credited for the computation period in which the duties were performed), each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by TOM BROWN, INC. (credited for the computation period to which the award or agreement pertains), and each hour for which an Employee is directly or indirectly paid, or entitled to payment, by TOM BROWN, INC. for reasons (such as vacation, sickness, disability, holidays, paid layoff and similar paid periods of nonworking time) other than the performance of duties (credited for the computation period in which such period of nonworking time first occurs). For an Employee who is absent from work for any period for -

               A. the pregnancy of the Employee;

               B. the birth of a child of the Employee;

               C. for the placement of a child with the Employee for the adoption of such child by such Employee, or

               D. for the caring for such child for a period beginning immediately following such birth or placement,

               solely to determine whether a One-Year Break in Service occurs, such Employee is credited with the Hours of Service which otherwise is credited to such Employee but for such absence.

               If the Plan Administrator is unable to determine the Hours of Service for such


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               an absence, the Employee is credited with 8 Hours of Service for each normal workday of such absence.

               No credit for Hours of Service are granted for an absence described in this subsection if the Employee does not timely provide information required by the Plan Administrator to reasonably establish whether the Employee was absent from work for a reason in this subsection and to establish the number of days for which there was such an absence.

               Hours of Service credited by this subsection are credited only in the Plan Year in which the absence from work begins (if the Employee is prevented from incurring a One-Year Break in Service in such year solely because the Employee is credited with Hours of Service by this subsection), or in any other case, in the immediately following Plan Year.

               No more than 501 Hours of Service are credited to an Employee for any single continuous period the Employee performs no duties. In addition, the rules in Labor Reg ss. 2530.200b-2(b) and Labor Reg ss. 2530.200b-2(c) apply to determine Hours of Service.

               An Hour of Service for any member of a controlled group of corporations or any member of an affiliated service group (Code
               Section 414(b), Code Section 414(m) or Code Section 414(o)) of which TOM BROWN, INC. is a member, or for an unincorporated trade or business in common control with TOM BROWN, INC. (in Code
               Section 414(c)) or any other entity required to be aggregated with TOM BROWN, INC. by Code Section 414(o) are credited as an Hour of Service with TOM BROWN, INC..

        2.13 "Income" is the income allocable to "excess contributions" or "excess aggregate contributions" in subsection 7.2 below, for the Plan Year in which such excess contribution is made. The amount of income attributable to such excess contributions is determined by the Committee in a reasonable and consistent manner. Income does not include income allocable to excess contributions for the Plan Year the excess contribution is returned to the Participant.

        2.14 "Non-Highly Compensated Employee" is an Employee who is not a Highly Compensated Employee.

        2.15 "Normal Retirement Age" is age 65.

        2.16 "One-Year Break in Service" is a Computation Period in which the Employee completes 500 or less Hours of Service.

        2.17 "Participating Employee" and "Participant" is any Employee of Tom Brown, Inc. eligible to participate in TOM BROWN, INC. contributions. "Beneficiary" is a person who becomes eligible to participate and for whom an account is maintained by the Trustee, but who ceases to be an Employee of TOM BROWN, INC., or a person entitled to benefits in this Plan as beneficiary of a deceased Participating


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        Employee or as beneficiary of a deceased Beneficiary.

        2.18 "this Plan" is the TOM BROWN, INC. 401(k) Retirement Plan, as amended.

        2.19 "Plan Year" is the calendar year.

        2.20 "Pooled Investment Account" is an account established by an administrative services agreement between TOM BROWN, INC. and Trustee.

        2.21 "Qualified Non-Elective Contribution" is TOM BROWN, INC.'S contributions made by subsection 7.2. Such contributions are a Salary Reduction Contribution and are used to satisfy the "Actual Deferral Percentage" tests. In addition, TOM BROWN, INC.'S contributions made for subsection 7.2 used to satisfy the "Actual Contribution Percentage" tests are Qualified Non-Elective Contributions and subject to subsection 5.1A. and Section 6.

        2.22 "Service" is employment with TOM BROWN, INC. including leaves of absence authorized by TOM BROWN, INC. (such as a temporary absence authorized by TOM BROWN, INC. for vacation, sickness, injury, disability, layoff, or jury duty) and service in the armed forces of the United States, beginning while he is an Employee, if he returns to the employment of TOM BROWN, INC. at the end of such authorized absence, or within the applicable period specified in the Military Selective Service Act of 1967, and its amendments, after release from such service with the armed forces.

        In calculating the number of a Participant's Vesting Years of Service and length of participation in this Plan, such period of absence or service with the armed forces subsequent to becoming a Participant, are counted. However, no Contributions are made during such periods of absence or service with the armed forces. TOM BROWN, INC.'S leave of absence policy is applied in a uniform and non-discriminatory manner for all Participants in similar circumstances.

        Any period of Service as a sole proprietor or partner of a predecessor business organization prior to becoming an Employee is taken into consideration as Service for this Plan.

        2.23 "Trust" is the TOM BROWN, INC. 401(k) Retirement Plan Trust entered into between TOM BROWN, INC. and the Trustee.

        2.24 "Trustee" is the Trustee or Trustees appointed from time to time by TOM BROWN, INC. to accept contributions, administer the assets of the Trust, and otherwise to act by this Plan and the Trust.

        2.25 "Valuation Date" is any day that the New York Stock Exchange is open for business or any other date chosen by the Committee.

        2.26 "Vesting Year of Service" is the completion of at least 1,000 Hours of Service


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        during the applicable Computation Period.

        An individual's entire Service is counted in computing his Vesting Years of Service even if the individual is not in a class of employees qualifying such individual as an "Employee" in subsection 2.9.

        To determine a Participant's vested interest at his resumption of Service after a One-Year Break in Service, a Vesting Year of Service is determined the same as a Vesting Year of Service for Participants with no prior Service, except the applicable Computation Period for measuring his Vesting Years of Service following such break begins on the Participant's Re-Employment Beginning Date instead of on his Employment Beginning Date.

        2.27 Number; Gender. Where necessary or appropriate, the singular includes the plural, the plural includes the singular, the masculine includes the feminine and neuter, the feminine includes the masculine and neuter, and the neuter includes the masculine and feminine.

3.      Purpose.

This Plan is created to enable eligible TOM BROWN, INC. Employees to defer a portion of their compensation until retirement and to potentially share in any TOM BROWN, INC. discretionary contributions. Except by Section 26. below, no part of the principal or income of this Plan is paid to or reinvested in TOM BROWN, INC., or used for any purpose other than the exclusive benefit of such Employees and their Beneficiaries.

All discretionary acts taken by TOM BROWN, INC., Plan Administrator or Committee are uniform in their nature and application to all persons similarly situated, and no discretionary acts are taken which are discriminatory by the Code or the Employee Retirement Income Security Act of 1974, for employees' profit-sharing trusts, as amended.

4.      Plan Entry Requirements.

Each Employee of TOM BROWN, INC. shall enter the Plan and become a Participant immediately upon employment. An Employee who meets the entry requirements may elect not to participate in this Plan by giving TOM BROWN, INC. written notice of his or her election not to be included as a Participant. Such election remains in effect until the Employee gives TOM BROWN, INC. written notice of his or her election to become a Participant.

An Employee who meet the eligibility requirements but who has incurs a One-Year Break in Service is eligible to re-enter this Plan on the first day of the calendar month after his return. If an Employee who is not a member of an eligible class of employees becomes a member of an eligible class, such employee participates immediately if such Employee satisfies the minimum age requirement and would have otherwise previously become a Participant.

If a temporary employee who was not expected to complete 1,000 Hours of Service in a


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Computation Period actually completes 1,000 Hours of Service during an applicable Computation Period, he is deemed an Employee in an eligible class as of the first day of the applicable Computation Period in which he first completes 1,000 Hours of Service (or, if later, his attainment of age 18). If the eligibility of any person to participate in the Plan is disputed, the decision of the Committee for such eligibility is controlling. To enable the Committee to make such determination, all information available to TOM BROWN, INC. required by the Committee shall be made available to the Committee.

5.      Contributions.

Subject to subsections 5.3 and 5.4 below, contributions to this Plan are made as follows:

        5.1 Salary Reduction Contributions. Each Participant may elect to enter into a salary reduction agreement with TOM BROWN, INC. to accept a reduction in salary from TOM BROWN, INC. (such reduction not to be less than 2% nor greater than 15% of the Participant's Compensation for any Plan Year).

        For such agreement, TOM BROWN, INC. makes a salary reduction contribution to the Participant's Salary Reduction Contribution Account for the Participant for such Plan Year in an amount equal to the total amount by which the Participant's Compensation from TOM BROWN, INC. is reduced during the Plan Year by the salary reduction agreement. TOM BROWN, INC. Contributions for a given Plan Year for salary reduction agreements are deposited with the Trustee within a reasonable amount of time, not more than 90 days after the date such funds are withheld from the Participant's salary.

        Salary reduction contributions are governed by the following:

               A. Amounts credited to a Participant's Salary Reduction Account are 100% vested and nonforfeitable at all times.

               B. Amounts credited to a Participant's Salary Reduction Account are considered a contribution made by TOM BROWN, INC. for subsections 8.8, 8.9 and 19.2.

               C. A salary reduction agreement may provide for a reduction in salary by means of reducing the Participant's payroll on a periodic basis or the agreement may provide for lump sum reductions for any compensation payments in such amounts that do not cause the limitations of Section 7. and subsections 8.8, or
               8.9 to be exceeded.

               D. A salary reduction agreement for reductions to a Participant's periodic payroll may be cancelled at any time by a Participant by giving TOM BROWN, INC. a written notice, specifying the effective date of the cancellation. A Participant may change the rate of his salary reduction at such times, and with such frequency, as determined by the Committee.



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               E.     TOM BROWN, INC. may refrain from making contributions to
               this Plan, for the salary reduction agreement entered into by the Participant, if TOM BROWN, INC. determines that such action is necessary to insure that the Participant's annual additions for any Plan Year do not exceed the limitations of subsections 8.8 or 8.9, or to insure that the Actual Deferral Percentage Test in
               Section 7. is met for such Plan Year. TOM BROWN, INC. may pay to the Participant the amount that otherwise would have been paid prior to the Participant's election to reduce his salary, rather than as a contribution made for a salary reduction agreement.

               F. The maximum salary reduction is $7,000 (or such higher amount in Code Section 402(g)) by all plans maintained by TOM BROWN, INC. for any Employee's taxable year.

        5.2 Matching Company Contributions. During the Plan Year, TOM BROWN, INC. contributes on behalf of each Participant who enters into a salary reduction agreement, any discretionary "periodic" TOM BROWN, INC. Matching Contribution is announced by the TOM BROWN, INC. Board.

        The periodic TOM BROWN, INC. Matching Contribution, if any, is determined by TOM BROWN, INC. and announced to all Participants. The resolution sets forth the amount of the periodic TOM BROWN, INC. Matching Contribution expressed as a percentage of the amount of each Participant's Salary Reduction Contribution. Further, the resolution may limit the amount of a Participant's Salary Reduction Contribution eligible for a periodic TOM BROWN, INC. Matching Contribution, by limiting the Salary Reduction Contribution expressed as a fixed dollar amount or as a percentage of the Participant's Compensation. The periodic TOM BROWN, INC. Matching Contribution is deposited for each deposit of Salary Reduction Contributions at the end of each quarter.

        In addition, TOM BROWN, INC. may contribute to the Plan on behalf of each Participant who is eligible to share in "year-end" TOM BROWN, INC. Matching Contributions, a discretionary year-end TOM BROWN, INC. Matching Contribution. The TOM BROWN, INC. Matching Contribution is expressed as a fixed dollar amount or as a percentage of the amount of each Participant's Salary Reduction Contribution. Further, the resolution may limit the amount of a Participant's Salary Reduction Contribution eligible for the year-end TOM BROWN, INC. Matching Contribution, by limiting the Salary Reduction Contribution expressed as a fixed dollar amount or as a percentage of the Participant's Compensation.

        5.3 Discretionary TOM BROWN, INC. Contributions. By the time for filing its federal income tax return (including extensions thereof) for its current taxable year and for each succeeding taxable year, TOM BROWN, INC. may contribute to this Plan, as its contribution for the Plan Year ending within or co-terminous with such taxable year of TOM BROWN, INC., to be held in trust, administered and distributed by the terms of this Plan, an amount or amounts TOM BROWN, INC., in its sole discretion determines. TOM BROWN, INC. may contribute such amount or amounts at any time;


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        and it may make such contribution in 2 or more installments.

        TOM BROWN, INC. determines and communicates to the Trustee for each Plan Year either (i) the amount in dollars to be contributed for such year, or (ii) a formula by which such amount may be determined. These contributions are totally in TOM BROWN, INC.'s discretion as to amount, timing and form, and they need not be limited to TOM BROWN, INC.'s profits. Nothing in this Plan entitles any Trustee, Participating Employee or Beneficiary to inquire into or demand the right to inspect TOM BROWN, INC.'s books or records.

        5.4 Rollover Contributions. An Employee, whether or not he would otherwise be a Participant in the Plan, may contribute a "Rollover Contribution" to this Plan by delivery of such contribution to the Trustee if such Employee submits a written certification that such contribution qualifies as a Rollover Contribution.

        For this subsection 5.3 or 5.4, for an amount to qualify for contribution by an Employee as a Rollover Contribution, it must:

               A. represent a distribution to such Employee from a plan qualified by Code Section 401, and not paid to him:

                      (1) as a required minimum distribution by Code Section 401(a)(9), or

                      (2) as one of a series of substantially equal periodic payments made on the life expectancy of the Employee (or joint life expectancy of the Employee and a designated beneficiary) or over a specified period of 10 years or more; or

               B. represent the balance to his credit of a conduit Individual Retirement Account or similar account or annuity, unless such balance is derived in any part from a previous rollover of a partial qualified plan contribution; and (in either the case of compliance with subparagraph A. above or this subparagraph B.); and

               C. be contributed to this Plan within 60 days following distribution of such amount to the Employee.
               An amount does not qualify as a Rollover Contribution if it includes any amount which the Employee contributed to a Code
               Section 401 plan.

               A Rollover Contribution is considered as a part of the account of the contributing Employee in this Plan, is fully vested and nonforfeitable, and is accounted for separately from TOM BROWN, INC. contributions.

               A Participant may also arrange for the direct transfer of his benefit from a Code Section 401 plan to this Plan. For accounting and record keeping, transfer contributions are identical to Rollover Contributions.


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               Contributions, benefits and service credit for qualified military service are provided by Code Section 414(u).

60      Withdrawals.

        6.1 Age 59-1/2. A Participant age 59-1/2 may withdraw all or any portion of his Salary Reduction Contribution Account and/or his Rollover Account by notifying the Committee of his election to make such a withdrawal. Further, a Participant age 59-1/2 and satisfying the requirements for full 100% vesting may withdraw all or any portion of his

        Matching TOM BROWN, INC. Contribution Account and/or his] TOM BROWN, INC. Discretionary Contribution Account by notifying the Committee of his election to make such a withdrawal. Distribution may be made to the electing Participant, but only if the spousal consent in subsection 10.6 is satisfied.

        6.2 Hardship. If a Participant not more than age 59-1/2 has a serious financial hardship, such Participant may withdraw a portion of his Salary Reduction Contribution Account and/or Rollover Account. Hardship distributions are made from the Salary Reduction Contribution Account, if available, and then from the Rollover Account. Whether a serious financial hardship exists is based on all relevant facts and circumstances. A need is not disqualified because it was reasonably foreseeable or voluntarily incurred. Withdrawal by this subsection 6.2 is authorized only if the distribution is for:

               A. Medical expenses in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (in Code
               Section 152);

               B. The purchase (excluding mortgage payments) of a principal residence for the Participant;

               C. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; or

               D. The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

        6.3 Conditions for Hardship Distribution. No distribution is made by subsection 6.2 unless the Committee, based upon the Participant's representation and other facts known to the Committee, determines that the following conditions are satisfied:

               A. The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; and

               B. The Participant has obtained all distributions, other than hardship


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               distributions, and all nontaxable loans currently available by
               TOM BROWN, INC. maintained plans.

        6.4 Available Other Resources. No distribution is made by subsection 6.2 unless the Committee determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Participant. The Participant's resources are deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. A distribution may be treated as necessary to satisfy a financial need if the Committee relies on the Participant's representation that the need cannot be relieved:

               A. Through reimbursement or compensation by insurance or otherwise;

               B. By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

               C. By stopping of Salary Reduction Contributions and voluntary Employee contributions, if available, to this Plan; or

               D. By other distributions or loans from this Plan, if available, or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms.

               Any Participant who elects a hardship distribution by subsection
               6.2 may not enter into a salary reduction agreement for any Compensation received during the one-year period beginning with the date of such hardship distribution.

70      Special Nondiscrimination Testing.

        7.1 Actual Deferral Percentage Tests. For each Plan Year the Plan shall satisfy one of the following tests:

               A. The "Actual Deferral Percentage" for the Highly Compensated Employee group is not more than the "Actual Deferral Percentage" of the Non-Highly Compensated Employee group multiplied by 1.25, or

               B. The excess of the "Actual Deferral Percentage" for the Highly Compensated Employee group over the "Actual Deferral Percentage" for the Non-Highly Compensated Employee group is not more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Employee group does not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Employee group multiplied by 2. Code
               Section 401(k)(3) and Reg ss. 1.401(k)-1(b) are incorporated herein by reference.


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               "Actual Deferral Percentage" means, for the Highly Compensated
               Employee group and Non-Highly Compensated Employee group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Salary Reduction Contributions allocated to each Participant's Salary Reduction Contribution Account for such Plan Year to such Participant's Compensation for such Plan Year.

               In performing the nondiscrimination testing, the Actual Deferral Percentage for the Highly Compensated Employee group is determined for the current Plan Year, and the Actual Deferral Percentage for the Non-Highly Compensated Employee group is determined for the current Plan Year. For the first Plan Year (if this Plan is not a successor plan), the amount taken into account as the Actual Deferral Percentage for the Non-Highly Compensated Employee group for the current Plan Year is 3% or, at TOM BROWN, INC.'S election, the Actual Deferral Percentage for the first Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group are calculated to the nearest one-hundredth of one percent.

               A Highly Compensated Employee and a Non-Highly Compensated Employee include any Employee eligible to make a Salary Reduction Contribution, whether or not such deferral election is made or suspended.

               For this subsection and Code Section 401(a)(4), Code Section 410(b) and Code Section 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for Code Section 410(a)(4) or Code Section 410(b) (other than Code
               Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans are treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement to determine whether or not such arrangements are treated as one arrangement and as one plan for this subsection and Code Section 401(a)(4), Code Section 410(b) and Code Section 401(k). Plans may be aggregated by this subsection only if they have the same plan year.

               An employee stock ownership plan in Code Section 4975(e)(7) may not be combined with this Plan to determine whether the employee stock ownership plan or this Plan satisfies this subsection, Code
               Section 401(a)(4), Code Section 410(b) and Code Section 401(k).

               If a Highly Compensated Employee is a Participant in two or more cash or deferred arrangements of TOM BROWN, INC., all such cash or deferred arrangements are treated as one cash or deferred arrangement to determine the actual deferral ratio for such Highly Compensated Employee. However, if the cash or deferred arrangements have different Plan Years, this paragraph is applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 12 of 41

        7.2 Actual Contribution Percentage Tests. For each Plan Year, this Plan shall satisfy one of the following tests:

               A. The "Actual Contribution Percentage" for the Highly Compensated Employee group is not more than the "Actual Contribution Percentage" of the Non-Highly Compensated Employee group multiplied by 1.25, or

               B. The excess of the "Actual Contribution Percentage" for the Highly Compensated Employee group over the "Actual Contribution Percentage" for the Non-Highly Compensated Employee group is not more than two percentage points. Additionally, the "Actual Contribution Percentage" for the Highly Compensated Employee group does not exceed the "Actual Contribution Percentage" for the Non-Highly Compensated Employee group multiplied by 2.

               However, to prevent the multiple use of the alternative method
               (2) described in this subsection and Code Section 401(m)(9)(A), any Highly Compensated Employee eligible to make Salary Reduction Contributions or to receive Matching TOM BROWN, INC. Contributions by this Plan has his actual contribution ratio reduced by Reg Section 1.401(m)-2. Code Section 401(m) and Reg
               Section 1.401(m)-1(b) and Reg Section 1.401(m)-2 are incorporated here by reference.

               "Actual Contribution Percentage" for a Plan Year is, for the Highly Compensated Employee group and the Non-Highly Compensated Employee group, the same as Actual Deferral Percentage in subsection 7.1, but substituting "Matching TOM BROWN, INC. Contributions" for "Salary Reduction Contributions."

               In performing the nondiscrimination testing required by this subsecton 7.2, the Actual Contribution Percentage for the Highly Compensated Employee group is determined for the current Plan Year, and the Actual contribution Percentage for the Non-Highly Compensated Employee group is determined for the current Plan Year. For the first Plan Year (if this Plan is not a successor plan), the amount taken into account as the Actual Contribution Percentage for the Non-Highly Compensated Employee group for the prior Plan Year is 3% or, at the Employer's election, the Actual Contribution Percentage for that first Plan Year.

               To determine the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to subsection 7.2, only TOM BROWN, INC.

               Matching Contributions contributed to this Plan prior to the end of the succeeding Plan Year are considered.

               C. Adjustment to Actual Deferral Percentage Tests. If the initial allocations of the Salary Reduction Contributions do not satisfy one of the


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 13 of 41
               tests set forth in subsection 7.1, TOM BROWN, INC. shall correct for Excess Contributions (i.e., Salary Reduction Contributions in excess of the limits established by the tests set forth in subsection 7.1) by either or a combination of the options forth below:

                      (3) On or before the 15th day of the 3rd month after the end of each Plan Year, the Highly Compensated Employee with the highest Salary Reduction Contributions for that Plan Year shall have his portion of Excess Contributions distributed to him until one of the tests set forth in subsection 7.1 is satisfied, or until his Salary Reduction Contributions for that Plan Year equal the Salary Reduction Contributions for that Plan Year of the Highly Compensated Employee having the second highest Salary Reduction Contributions for that Plan Year. This process continues until all Excess Contributions are distributed.

                      For each Highly Compensated Employee, the amount of Excess Contributions is equal to the Salary Reduction Contributions for such Highly Compensated Employee (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Employee's actual deferral ratio (determined after application of this paragraph) by his Compensation. However, to determine the amount of Excess Contributions to be distributed for an affected Highly Compensated Employee, such amount is reduced by any Salary Reduction Contributions previously distributed to such affected Highly Compensated Employee for his taxable year ending with or within such Plan Year.

                      If the distribution of Excess Contributions is made, the test provided in Code Section 401(k)(3) is deemed to be met regardless of whether the test provided in subsection 7.1, if recalculated after distribution of the Excess Contributions, satisfies Code Section 401(k)(3). For Code
                      Section 401(m)(9), if a corrective distribution of Excess Contributions is made, or a recharacterization occurs, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted by Code Section 401(k)(3).

                      For the distribution of Excess Contributions as described above, such distribution:

                             (a) may be postponed but not later than the close of the succeeding Plan Year;

                             (b) is adjusted for Income; and

                             (c) is designated by TOM BROWN, INC. as a distribution of Excess Contributions (and Income).


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 14 of 41

               D. Within 12 months after the end of the Plan Year, TOM BROWN, INC. shall make a special Qualified Non-Elective Contribution for participating Non-Highly Compensated Employees sufficient to satisfy one of the tests in subsection 7.1. Such contribution shall be allocated to the Participant's Salary Reduction Contribution Account of each Non-Highly Compensated Employee in the same proportion that each participating Non-Highly Compensated Employee's Compensation for the year bears to the total Compensation of all participating Non-Highly Compensated Employees.

               E. Safe Harbor Nondiscrimination Rules. Notwithstanding subsection 7.1, for Plan Years beginning after 1998, the test in Code Section 401(k)(3) is met if this Plan meets both the Notice Requirement and the Contribution Requirements. The Notice Requirement is met if each Employee eligible to participate in this Plan is, within a reasonable period before any Plan Year, given written notice of the Employee's rights and obligations by this Plan. The notice must be sufficiently accurate and comprehensive to apprise the Employee of such rights and obligations, and be written in a manner to be understood by the average Employee eligible to participate.

               The Contribution Requirements are met if (i) the Matching Contribution Requirement is met, or (ii) TOM BROWN, INC. is required to make a nonelective contribution of at least 3% of an Employee's Compensation to a defined compensation plan on behalf of each Non-Highly Compensated Employee who is eligible to participate in this Plan whether or not such Employee makes a Salary Reduction Contribution. The Matching Contribution Requirement is met if TOM BROWN, INC. makes Matching Contributions for each Non-Highly Compensated Employee equal to 100% of the Salary Reduction Contribution of the Employee to the extent such Salary Reduction Contributions does not exceed 3% of the Employee's Compensation, and 50% of the Salary Reduction Contribution to the extent that such Salary Reduction Contribution exceeds 3% of Compensation, but does not exceed 5% of Compensation. The rate of Matching Contributions for Highly Compensated Employees cannot be greater than the rate of Matching Contributions for Non-Highly Compensated Employees at any rate of Salary Reduction Contributions. If the rate of Matching Contribution is not equal to the percentage required by the Matching Contribution Requirement, this Plan will nevertheless meet the Matching Contribution Requirement if the rate of Matching Contributions does not increase as an Employee's rate of Salary Reduction Contributions increases, and the aggregate amount of Matching Contributions at such rate is equal to or greater than the aggregate amount of Matching Contributions which would be made if Matching Contributions were made on the basis of the percentages specified above.

               F. Adjustment to Actual Contribution Percentage Tests. If the "Actual Contribution Percentage" for the Highly Compensated Employee group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Employee group by subsection 7.2, the Administrator (on or before the 15th day of the 3rd month following the end of the Plan Year, but


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 15 of 41
               not later than the close of the following Plan Year) directs the Trustee to distribute to the Highly Compensated Employee with the highest Matching TOM BROWN, INC. Contributions for that Plan
               Year, his portion of Excess Aggregate Contributions (i.e., Matching TOM BROWN, INC. Contributions in excess of the limits established by the tests in subsection 7.2) and Income allocable to such contributions or, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Matching TOM
               BROWN, INC. Contributions (and Income allocable to such Forfeitures) until his Matching TOM BROWN, INC. Contributions for that Plan Year equal the Matching TOM BROWN, INC. Contributions for that Plan Year of the Highly Compensated Employee having the second highest Matching TOM BROWN, INC. Contributions for that Plan Year. This process continues until all Excess Aggregate Contributions are distributed.

               Any distribution and/or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) is treated as a pro rata distribution and/or Forfeiture of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions are designated by TOM BROWN, INC. as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions are treated by subsection 9.4. However, no such Forfeiture may be allocated to a Highly Compensated Employee whose contributions are reduced by this subparagraph.

               Excess Aggregate Contributions are treated as TOM BROWN, INC. contributions for Code Section 404 and Code Section 415 even if distributed from this Plan.

               For each Highly Compensated Employee, the amount of Excess Aggregate Contributions is equal to the Matching TOM BROWN, INC. Contributions made by subsection 5.2 (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Employee's actual contribution ratio (determined after application of this paragraph) by his Gross Compensation. The actual contribution ratio is rounded to the nearest one-hundredth of one percent. The amount of Excess Contribution for any Highly Compensated Employee shall not exceed the amount of Matching TOM BROWN, INC. Contributions made by subsection 5.2 for such Highly Compensated Employee for such Plan Year.

               If the distribution of Excess Aggregate Contributions is made, the test in Code Section 401(m)(2) is deemed to be met regardless of whether the test in subsection 7.2, if recalculated after distribution of the Excess Aggregate Contributions, would satisfy Code Section 401(m)(2). For Code Section 401(m)(9), if a corrective distribution of Excess Aggregate Contributions is made, the Actual Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount permitted by Code
               Section 401(m)(2).


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 16 of 41

               G. Safe Harbor Nondiscrimination Rules. This subparagraph applies for Plan years beginning after 1998.

                      (4) Salary Reduction Contribution Safe Harbor. Notwithstanding subsection 7.1, the test in Code Section 401(k)(3) is met if the Plan meets both the Notice Requirement and the Contribution Requirements.

                      The Notice Requirement is met if each Employee eligible to participate in the Plan is, within a reasonable period before any Plan Year, given written notice of the Employee's rights and obligations in this Plan. The notice must be sufficiently accurate and comprehensive to apprise the Employee of such rights and obligations, and be written in a manner calculated to be understood by the average Employee eligible to participate.

                      The Contribution Requirements are met if (i) the Matching Contribution Requirement is met or (ii) TOM BROWN, INC. is required to make a nonelective contribution of at least 3% of an Employee's Compensation to a defined compensation plan for each Non-Highly Compensated Employee eligible to participate in this Plan whether or not such Employee makes a Salary Reduction Contribution. The Matching Contribution Requirement is met if TOM BROWN, INC. makes Matching Contributions for each Non-Highly Compensated Employee in an amount equal to 100% of the Salary Reduction Contribution of the Employee to the extent such Salary Reduction Contributions do not exceed 3% of the Employee's Compensation, and 50% of the Salary Reduction Contribution to the extent that such Salary Reduction Contribution exceeds 3% of Compensation, but does not exceed 5% of Compensation. The rate of Matching Contributions for Highly Compensated Employees cannot be greater than the rate of Matching Contributions for Non-Highly Compensated Employees at any rate of Salary Reduction Contributions. If the rate of Matching Contribution is not equal to the percentage required by the Matching Contribution Requirement, this Plan will nevertheless meet the Matching Contribution Requirement if the rate of Matching Contributions does not increase as an Employee's rate of Salary Reduction Contributions increases, and the aggregate amount of Matching Contributions at such rate is equal to or greater than the aggregate amount of Matching Contributions which would be made if Matching Contributions were made on the basis of such percentages.

                      (5) Matching TOM BROWN, INC. Contribution Safe Harbor. Notwithstanding the terms of subsection 7.2, the test in Code Section 401(m)(2) is met if this Plan meets the Notice Requirement and the Contribution Requirements described in subparagraph (1) above, and the Special Limitation on Matching Contributions.


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 17 of 41

                      The Special Limitation on Matching Contributions is met if
                      (i) Matching Contributions for any Employee may not be made for an Employee's Salary Reduction Contributions in excess of 6% of the Employee's Compensation, (ii) the rate of Employer Matching Contributions does not increase as the rate of an Employee's Salary Reduction Contributions increases, and (iii) the Matching Contribution for any Highly Compensated Employee at any rate of Employee contribution or rate of Salary Reduction Contribution is not greater than that for a Non-Highly Compensated Employee.

8.      Selection of Investments; Employee Accounts and Allocation of Benefits.

        8.3 Establishment of Investment Funds. For each Plan Year, the Committee may designate and describe 1 or more investment funds available for the allocation of Participants' accounts. Subject to Section 13., the Trustee has the responsibility to decide the allocation of contributions made to the available Funds. TOM BROWN, INC. may delegate this responsibility to each Participant in a consistent and nondiscriminatory manner. If TOM BROWN, INC. so delegates the investment responsibility to Participants, each Participating Employee has the opportunity to designate how his account is allocated among the available Funds, by subsection 8.2.

        8.4 Selections. The designation by a Participant of the allocation of his account among the available investment funds may be made from time to time, with such frequency and by such procedures as established by the Committee and applied in a uniform nondiscriminatory manner. Any such procedure is communicated to the Participants and designed to permit the Participants to exercise control over the assets in their respective accounts in Code Section 404(c) of the Employee Retirement Income Security Act. If and to the extent that a Participant does not designate an allocation of his account by this subsection 8.2, the Committee selects a Fund or Funds to which such amount is allocated. Otherwise, the Committee instructs the Trustee to allocate and invest the assets of the Trust by the Participant's selections.

        If and to the extent that the account of a Participant or Beneficiary is directed by this subsection 8.2, no person who is otherwise a fiduciary is liable to the directing Participant or Beneficiary for any particular loss, for failure to diversify assets, or otherwise in such directed investment. No investment is directed by a Participant or Beneficiary, nor made by the Trustee even if so directed, which directly or indirectly inures to the benefit of TOM BROWN, INC. or which constitutes a prohibited transaction.

        8.5 Separate Records. The Trustee maintains a separate account in the name of each Participating Employee and each Beneficiary having a share in the Trust. Separate records are kept of:

               A. the portion of each Participating Employee's share or account from

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TOM BROWN, INC. 401(k) Retirement Plan                             Page 18 of 41

               TOM BROWN, INC. contributions for a salary reduction agreement (such amounts to be recorded in a "Salary Reduction Contribution Account");

               B. the portion of each Participating Employee's share or account from Matching TOM BROWN, INC. Contributions intended to supplement amounts contributed by a salary reduction agreement (such amount to be recorded in a "Matching TOM BROWN, INC. Contribution Account");

               C. the portion of each Participating Employee's share or account from TOM BROWN, INC.'s Discretionary Contributions (such amounts to be recorded in a "TOM BROWN, INC. Discretionary Contribution Account").

               D. the portion of each Participating Employee's share or account from the Participating Employee's Rollover Contribution (such amount to be recorded in a "Rollover Contribution Account").

        References to the "share" or "account" of a Participating Employee, the word "share" or "account" where the context so permits, are deemed to refer severally to the Salary Reduction Contribution Account,

        TOM BROWN, INC. Discretionary Contribution Account, and the Rollover Contribution Account, each such account being adjusted for income and expense credited or charged as hereinafter described.

        8.6 Allocation of Income and Expenses. As of each Valuation Date, all income of this Plan for the period since the preceding Valuation Date is credited to, and all losses and expenses of this Plan for such period are charged to, the various Accounts maintained by the Trustee for the Participating Employees and Beneficiaries. Such credits and charges are made in proportion to the value of the respective Participating Employee and Beneficiary Accounts as of the preceding Valuation Date (after recording all credits and charges otherwise made based on Account balances as of the preceding Valuation Date). Further, the Trustee may adjust in a nondiscriminatory and consistent manner the credits and charges otherwise made based on Account balances as of the preceding Valuation Date to take into account inter-Fund transfers, periodic contributions for Participants, repayments of Participant loans or borrowing by Participants, Rollover contributions, or any other transactions occurring since the preceding Valuation Date.

        Any loan extended by the Trustee to a Participant pursuant to Section 11 is deemed, for allocation of income, as an earmarked investment made for such Participant's benefit. All interest or other earnings attributable to such loan is allocated and credited exclusively to the account of the Participant to whom such loan was made.

        8.7 Revaluation of Assets. As of each Valuation Date, the Trustee revalues the various Accounts maintained by the Trustee for the Participating Employees and Beneficiaries, so that such Employee and Beneficiary Accounts reflect any increase

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TOM BROWN, INC. 401(k) Retirement Plan                             Page 19 of 41
        or decrease in fair market value of the assets of the Trust as of such date. Any such increase or decrease in market value is apportioned in the same manner that income, expenses, and losses are to be apportioned by the provisions of this Section 8.

        8.8 Unit Accounting. Notwithstanding the accounting procedures described in subsections 8.4 and 8.5, the Committee may, for administrative purposes, instruct the Trustee to establish unit values for one or more Funds (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such Fund (or any portion thereof) in terms of such units, all by such rules and procedures as the Committee deems to be fair, equitable and administratively practicable. Any Pooled Investment Service Agreement so designed and adopted, is incorporated by reference. If unit accounting is established for any Fund (or any portion thereof) the value of a Participant's interest in such Fund at any time is an amount equal to the then value of a unit in such Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

        8.9 Allocation of Contributions. There is credited to the Salary Reduction Contribution Account of each Participant, from TOM BROWN, INC.'S current contribution, an amount equal to the amount set forth in the salary reduction agreement in effect with such Participant.

        At the end of each quarter, there is credited to the Matching TOM BROWN, INC. Contribution Account of each Participant who makes Salary Reduction Contributions, an amount equal to the periodic TOM BROWN, INC. Matching Contribution.

        As of the Anniversary Date ending each Plan Year for which Tom Brown, Inc. makes a year-end TOM BROWN, INC. Matching Contribution, there is credited to the Matching TOM BROWN, INC. Contribution Account of each Participant who entered into a salary reduction agreement for such year.

        As of the Anniversary Date ending each Plan Year for which TOM BROWN, INC. makes a Discretionary contribution, there is credited to the Tom Brown, Inc. Discretionary Account of each Participating Employee, an amount which bears the same ratio to the total of TOM BROWN, INC.'s Profit-Sharing Contribution as such Employee's Compensation for such year bears to the aggregate of the Compensation of all Participating Employees for such year.

        For a Participating Employee entitled to have credited to his account a portion of a TOM BROWN, INC. Discretionary contribution for such year but whose employment is terminated after the close of such year and before such contribution is made to this Plan and such credit effected, such credit is effected as though such Employee's employment does not terminate.

        In addition, from time to time there is credited to the Rollover Contribution Account of each Employee the amounts contributed by him to this Plan which is a Rollover


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 20 of 41

        Contribution.

        8.10 Limitation on Annual Additions. If the Participant does not participate in, and has never participated in another qualified plan maintained by TOM BROWN, INC. that has an annual addition as defined in subparagraph 8.10A., the amount of annual additions credited to the Participant's account for any limitation year does not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the TOM BROWN, INC. contribution that would otherwise be contributed or allocated to the Participant's account causes the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated is reduced so that the annual additions for the limitation year equal the maximum permissible amount.

        Prior to determining the Participant's actual Compensation for the limitation year, TOM BROWN, INC. may determine the maximum permissible amount for a Participant on a reasonable estimate of the Participant's Compensation for the limitation year, uniformly determined for all Participants similarly situated. As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year is determined on the basis of the Participant's actual Compensation for the limitation year. If as a result of forfeitures or as a result of exceeding the maximum permissible amount there is an excess amount, the excess will be disposed of as follows:

               A. Any contributions by a salary reduction agreement, to the extent they reduce the excess amount, are returned to the Participant;

               B. If after the application of subparagraph A. an excess amount still exists, and the Participant is a Participant in this Plan at the end of the limitation year, the excess amount in the Participant's account is used to reduce TOM BROWN, INC. contributions (including any allocation of forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

               C. If after the application of subparagraph A. an excess amount still exists, and the Participant is not a Participant in this Plan at the end of a limitation year, the excess amount is held unallocated in a suspense account. The suspense account is applied to reduce TOM BROWN, INC. contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary; and

               D. If a suspense account is in existence at any time during a limitation year by this subsection, it does not participate in the allocation of this Plan's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account are allocated and reallocated to Participants' accounts before any TOM BROWN, INC. or Employee contributions are made to this Plan for that limitation year. Excess amounts are not distributed to Participants or former


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 21 of 41

        Participants.

        8.11 Combination With Other Plans. This subsection applies if, in addition to this Plan, the Participant is a Participant in another qualified defined contribution plan maintained by TOM BROWN, INC., a welfare benefit fund (in Code Section 419(e)) maintained by TOM BROWN, INC., or an individual medical account (in Code Section 415(1)(2)), maintained by TOM BROWN, INC., which provides an annual addition in subsection 8.10F., during any limitation year.

        The annual additions credited to a Participant's account by this Plan for any such limitation year do not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's account by the other plans and welfare benefit funds for the same limitation year. If the annual additions for the Participant in other defined contribution plans and welfare benefit funds maintained by TOM BROWN, INC. are less than the maximum permissible amount and TOM BROWN, INC. contribution that would otherwise be contributed or allocated to the Participant's account by this Plan causes the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated is reduced so that the annual additions by all such plans and funds for the limitation year equal the maximum permissible amount. If the annual additions for the Participant by such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount is contributed or allocated to the Participant's account by this Plan for the limitation year.

        Prior to determining the Participant's actual compensation for the limitation year, TOM BROWN, INC. may determine the maximum permissible amount for a Participant as described in subsection 8.8. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year is determined on the basis of the Participant's actual Compensation for the limitation year. If forfeitures, or the excess over the maximum permissible amount, cause a Participant's annual additions in this Plan and such other plans cause an excess amount for a limitation year, the excess amount is deemed to consist of the annual additions last allocated, except annual additions attributable to a welfare benefit fund or individual medical account are deemed allocated first regardless of the actual allocation date. If an excess amount is allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan is the product of:

               A.     the total excess amount allocated as of such date, times

               B. the ratio of (i) the annual additions allocated to the Participant for the limitation year as of such date by this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date by this and all the other qualified defined contribution plans.

               Any excess amount attributed to this Plan is disposed by subsection 8.8.


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 22 of 41

               For limitation years beginning before 2000, if TOM BROWN, INC. maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0 in any limitation year. The annual additions credited to the Participant's account by this Plan for any limitation year are reduced or limited by the Trustee in a uniform and nondiscriminatory manner to effect the foregoing limitation.

        8.12   Code Section 415 Definitions.

               A. Annual additions are the sum of the following amounts credited to a Participant's account for the limitation year:

                      (6) Employer contributions,

                      (7) Employee contributions, and

                      (8) forfeitures.

               Any excess amount applied by subsections 8.8 or 8.9 in the limitation year to reduce TOM BROWN, INC. contributions are considered annual additions for such limitation year.

               B. Compensation. A Participant's wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the employment with TOM BROWN, INC. (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and including any elective deferral (in Code Section 402(g)(3)), and any amount contributed or deferred by TOM BROWN, INC. at the election of the Employee and not includible in the gross income of the Employee by Code Section 125 or Code Section 457, but excluding the following:

                      (9) Any distributions from a plan of deferred compensation;

                      (10) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                      (11) Amounts realized from the sale, exchange or other disposition of stock acquired by a qualified stock option; and

                      (12) Other amounts which received special tax benefits, or contributions made by TOM BROWN, INC. (whether or not by a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludible from the gross income of the Employee).


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 23 of 41

               For applying the limitations of this Section, Compensation for a limitation year is the Compensation actually paid or includible in gross income during such limitation year.

               Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is Disabled is the Compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of Compensation paid immediately before becoming Disabled; such imputed Compensation for the Disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

               C. Defined benefit fraction is a fraction, the numerator of which is the sum of the Participant's projected annual benefits by all the defined benefit plans (whether or not terminated) maintained by TOM BROWN, INC., and the denominator of which is the lesser of 125% of the dollar limitation determined for the limitation year by Code Section 415(b) and Code Section 415(d) or 140% of the highest average compensation, including any adjustments by Code Section 415(b).

               D.     Defined contribution dollar limitation is $30,000.

               E. Defined contribution fraction is a fraction, the numerator of which is the sum of the annual additions to the Participant's account by all the defined contribution plans (whether or not terminated) maintained by TOM BROWN, INC. for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by TOM BROWN, INC., and the annual additions attributable to all welfare benefit funds (in Code
               Section 419(e)), and individual medical accounts (in Code Section 415(1)(2)), maintained by TOM BROWN, INC.), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation Years of Service with TOM BROWN, INC. (regardless of whether a defined contribution plan was maintained by TOM BROWN, INC.). The maximum aggregate amount in any limitation year is the lesser of 125% of the dollar limitation in Code Section 415(b) and Code Section 415(d) in effect by Code Section 415(c)(1)(A) or 35% of the Participant's Compensation for such year.

               F. Employer. Subparagraphs 8.8, 8.9 and 8.10 apply to TOM BROWN, INC., and all members of a controlled group of corporations (in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (in Code
               Section 414(c) as modified by Code Section 415(h)) or affiliated service groups (in Code Section 414(m)) of which TOM BROWN, INC. is a part, and any other entity required to be aggregated with TOM

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TOM BROWN, INC. 401(k) Retirement Plan                             Page 24 of 41

               BROWN, INC. by Code Section 414(o).

               G. Excess amount is the excess of the Participant's annual additions for the limitation year over the maximum permissible amount.

               H. Highest average compensation is the average compensation for the 3 consecutive Years of Service with TOM BROWN, INC. that produces the highest average.

               I. Limitation year is a calendar year, or the 12-consecutive month period elected by TOM BROWN, INC..

               J. Maximum permissible amount. The maximum annual addition that may be contributed or allocated to a Participant's account by this Plan for any limitation year shall not exceed the lesser of:

                      (13  the defined contribution dollar limitation, or

                      (14 25% of the Participant's Compensation for the limitation year.

               The Compensation limitation referred to in (2) does not apply to any contribution for medical benefits (in Code Section 401(h) or Code Section 419A(f)(2)) otherwise treated as an annual addition by Code Section 415(l)(1) or Code Section 419A(d)(2).

               If a short limitation year is created by an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount does not exceed the defined contribution dollar limitation multiplied by the following fraction:

                             Number of months in the short limitation year
                             ---------------------------------------------
                                                 12

               K. Projected Annual Benefit is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity) or qualified joint and survivor annuity to which the Participant is entitled by this Plan assuming:

                      (1 the Participant continues employment until Normal Retirement Age by the Plan (or current age, if later), and

                      (2 the Participant's Compensation for the current limitation year and all other relevant factors used to determine benefits by the Plan remains constant for all future limitation years.

9.      Retirement and Severance.

        9.1 Normal Retirement, Etc. When a Participant reaches the Normal Retirement


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 25 of 41

        Age of 65, such Participant's account is fully vested and nonforfeitable. If the employment of a Participating Employee terminates at any time from the death or Disability of such Participating Employee, such Participant's account is fully vested and nonforfeitable from and after the date of termination of employment. Payment of benefits by this Plan to or on behalf of such Participant is made by Section 10.

        9.2 Vested Benefits; Termination of Employment. The portion of a Participating Employee's share in this Plan allocated to the Salary Reduction Contribution Account and the Rollover Contribution Account is at all times fully and immediately vested in such Employee. This portion, together with the vested portion of TOM BROWN, INC. Discretionary Contribution Account, determined by the schedule set forth below, depending upon such Participant's Vesting Years of Service completed to the date of termination of employment is paid to or on behalf of such Participant as provided by this Plan.

        The vesting schedule applicable to a Participant's TOM BROWN, INC. Discretionary Contribution Account shall be as follows:

                                                          Vested
        Vesting Years of Service                          Percentage

        Less than 2 years                                 20%
        2 or more, but less than 3                        40%
        3 or more, but less than 4                        60%
        4 or more, but less than 5                        80%
        5 years or more                                   100%

        Any amount not vested by the foregoing vesting schedule constitutes a Forfeiture as of the date of termination of employment, and applied by subsection 9.4.

        For a terminated Participating Employee who incurs 5 consecutive One-Year Breaks in Service, Vesting Years of Service after such break are not taken into account to determine the vested percentage of his account accrued prior to such 5 consecutive One-Year Breaks in Service.

        For a Participating Employee whose interest in this Plan is distributed on termination of participation and is not repaid by subsection 9.3 below, any Service after the distribution date does not increase the amount of the Participant's non-forfeitable benefit in this Plan as computed at the time of distribution. Separate accounts for the pre-break and post-break portions of such person's interest in this Plan are maintained, if and to the extent necessary to properly reflect this subsection.

        9.3 Restoration of Vesting Service and Forfeited Amounts. Any amount forfeited by subsection 9.2 is restored to the credit of a former Participant who previously terminated employment by:

               A. A former Participant resumes employment with TOM BROWN, INC. and becomes eligible to re-enter the Plan by subsection 9.2 before having


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 26 of 41
               received a distribution from this Plan; or

               B. A former Participant who received a distribution from this Plan resumes employment with TOM BROWN, INC. and becomes eligible to re-enter this Plan by subsection 9.2 before incurring 5 consecutive One-Year Breaks in Service, and repays to this Plan the full amount of the distribution previously received (unadjusted by any later gains or losses). Such repayment must be made before the Anniversary Date ending the Plan Year within which the Participant incurs a 5th consecutive One-Year Break in Service.

        If a restoration of previously forfeited amounts occurs because of the circumstance in subparagraph A., the prior amount of forfeiture is restored with adjustment for any subsequent gains or losses, as determined by the Committee. If a restoration of previously forfeited amounts occurs because of the circumstance described in subparagraph B., the prior amount of forfeiture is restored without adjustment for any subsequent gains or losses. If a Participant terminates employment with TOM BROWN, INC. at a time when his vested account balance is zero, he is deemed to receive a distribution of his vested account balance and treated as a former Participant in subparagraph B. On re-entry into this Plan, such a Participant has his previously forfeited amount restored without adjustment for any subsequent gains or losses.

        Funds needed in any Plan Year to reinstate the amount previously forfeited by a re-employed Participant are provided first by Forfeitures occurring during that Plan Year, and second, if necessary, by TOM BROWN, INC. by a separate Plan contribution.

        If a previously forfeited amount is later restored by this subsection, upon a subsequent termination of employment, the Participant's vested interest is determined by the foregoing vesting schedule as if no previous separation from service occurs.

        9.4 Treatment of Forfeitures. The nonvested portion of a Participant's account by the Plan is a Forfeiture. Any such Forfeiture for a TOM BROWN, INC. Discretionary Contribution Account is reallocated to the accounts of those persons who, on the Anniversary Date ending the Plan Year during which the Forfeiture occurs are eligible to participate in TOM BROWN, INC. Discretionary contributions for such Plan Year, and is allocated as TOM BROWN, INC. Discretionary contributions to this Plan are allocated by subsection 8.7.

        Any such Forfeiture of a Participant's Matching TOM BROWN, INC. Contribution Account is used to reduce the Company's Matching TOM BROWN, INC. Contributions to this Plan, and are not used to increase the benefits of the Participants and Beneficiaries.

10.     Distribution of Benefits.


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 27 of 41

        10.1 Normal Form of Payment. The normal form of distribution of benefits by this Plan to an unmarried Participant who retires or whose employment with TOM BROWN, INC. is otherwise terminated is a single life annuity.

        The normal form of distribution of benefits by this Plan to a married Participant who retires or whose employment with TOM BROWN, INC. is otherwise terminated, is a qualified Joint and Survivor Annuity. The Qualified Joint and Survivor Annuity consists of an immediate annuity for the life of the Participating Employee, with a survivor annuity for the life of his or her spouse which is equal to 50% of the amount of the annuity payable during the joint lives of the Participating Employee and the spouse, and which is the actuarial equivalent of a single annuity for the life of the Participating Employee. Payment of the normal form of benefit begins as of the first day of the month after the Participant's attainment of Normal Retirement Age, unless subsection
        10.5 applies, when case distribution is immediate in the form of a cash lump sum. Notwithstanding the foregoing, the Participant may elect to have such annuity distributed as soon as administratively feasible after termination of employment, if the Participant and the Participant's spouse consent to the distribution. If there is an effective waiver of the Qualified Joint and Survivor Annuity form of payment, by subsection 10.6, the amount payable to the Participating Employee (or his or her Beneficiary) is paid by subsection 10.2.

        10.2 Alternative Form of Payment. If there is an effective waiver of the normal form of payment of benefits by subsection 10.1, a Participant's benefit is paid in a cash lump sum or any annuity form of payment available to Participants by subsection 10.2. A Participant who terminates employment after attaining Normal Retirement Age receives or begins to receive his benefit within 60 days after the Anniversary Date after his termination of employment. A Participant who terminates employment prior to his attaining Normal Retirement Age has the option to receive, at his or her election, a distribution of his or her entire benefit to begin as soon as administratively feasible after the Participant's termination of employment with TOM BROWN, INC..

        10.3 Other Rules for Beginning and Duration of Benefits. The entire interest in this Plan of any Participating Employee must be, or begin to be, distributed before the required beginning date. For a Participant who is not a 5% owner, the required beginning date is the April 1 of the calendar year following the later of (i) the calendar year the Participant attains age 70-1/2, or (ii) the calendar year the Participant retires.

        The required beginning date for a Participant who is a 5% owner (in Code
        Section 416(i)) is April 1 of the calendar year following the calendar year the Participant attains age 70-1/2.

        Benefits are distributed over a period not to exceed the life of the Participant, the life of the Participant and his designated Beneficiary, the life expectancy of the Participating Employee, or the joint life expectancy of the Participating Employee and his designated Beneficiary. If the Participant's entire interest is to be distributed


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 28 of 41
        in a form other than a lump sum, the amount to be distributed each year must be at least equal in amount to the quotient obtained by dividing the Participant's entire interest by the lesser of (i) the applicable life expectancy (ii) if the Participant's spouse is not the designated Beneficiary, the applicable divisor from the table set forth in Q&A-4 of Prop Reg ss. 1.401(a)(9)-2. For this computation, the life expectancy of the Participant may be recalculated no more frequently than annually, but the life expectancy of a nonspouse Beneficiary may not be recalculated. Payments shall not be delayed in violation of Code Section 401(a)(14).

        10.4 Death Benefits; Beneficiary Designation; Distribution of Death Benefits. If a Participant dies, his accrued benefit is paid in full as soon as practicable to his surviving spouse, as his Beneficiary. Distribution is made as an immediate single life annuity unless the surviving spouse otherwise elects to receive payment in the form of a single cash lump sum. Notwithstanding the foregoing, however, a Participant may designate a Beneficiary other than the Participant's spouse if (1) the spouse has waived his or her right to be the Participant's Beneficiary by this subsection 10.4; or (2) the Participant has no spouse; or (3) the spouse cannot be located.

        The designation of a Beneficiary, other than a spouse, is made on a form satisfactory to TOM BROWN, INC.. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with TOM BROWN, INC.. However, the Participant's spouse must again consent in writing to any such change or revocation. Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. If no valid designation of Beneficiary exists at the Participant's death, and the Participant has no surviving spouse, the death benefit is payable to his estate.

        If payments are made to a non-spouse Beneficiary, because of a Participant's death (or the death of a Participant's spouse), the entire interest of the Participant is distributed to such Beneficiary within 5 years after such death.

        10.5 Small Distributions. Notwithstanding the normal form of payment of benefits as a Qualified Joint and Survivor Annuity, and the distribution of death benefits as a single life annuity to the Participating Employee's surviving spouse, the Trustee makes distribution of the present value of such annuity (or other benefit available by the Plan) in cash if the value of such annuity or other benefit does not exceed, nor has ever exceeded, $5,000.

        10.6 Waiver of Form of Benefit; Notification. A Participant may, during the Applicable Election Period, (i) elect to waive the Qualified Joint and Survivor Annuity form of benefit, and (ii) elect an alternate Beneficiary. A Participant may revoke any such election any number of times within the Applicable Election Period. Such elections do not take effect unless (i) the spouse of the Participant consents in writing to such election, and the spouse's consent acknowledges the effect of such


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 29 of 41
        election and is witnessed by a Plan representative or a notary public, or (ii) it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as are prescribed by regulations of the Secretary of Treasury. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) is effective only for such spouse and is limited to a specific alternate Beneficiary (or a form of benefits) unless such consent expressly permits designations by the Participant without any requirement of further consent by the spouse. Without such a provision, any new waiver or change of Beneficiary requires a new spousal consent. For this subsection, the term "Applicable Election Period" is the 90-day period ending on the Annuity Starting Date.

        This Plan provides to each Participating Employee a written explanation of the following:

               A. the terms and conditions of the Qualified Joint and Survivor Annuity;

               B. the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit;

               C.     the rights of the Participant's spouse for such election;
               and

               D. the right to make, and the effect of, a revocation of such election.

        The written explanation of the Qualified Joint and Survivor Annuity is provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However, the written explanation may be provided after the Annuity Starting Date. The 90-day applicable election period to waive the Qualified Joint and Survivor Annuity does not end before the 30th day after the date such explanation is provided. The Secretary of the Treasury may, by regulations, limit the period of time by which the Annuity Starting Date precedes the provision of the written explanation other than by providing that the Annuity Starting Date may not be earlier than termination of employment.

        A Participant may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the Annuity Starting Date (or to waive the 30-day requirement by the above paragraph) if the distribution begins more than 7 days after such explanation is provided.

        10.7 Segregated Accounts. Amounts credited to the accounts of Participants whose employment has terminated or Beneficiaries not paid out may be held with other assets of this Plan or may be held separately from the assets held for the benefit of other Participating Employees. If so segregated, the Trustee invests such segregated accounts in savings accounts, certificates of deposit, Treasury bills, bonds, or similar interest-bearing investments, as instructed by the Committee, regardless of the investment policy adopted for the balance of the Trust assets. In so doing, the Committee shall not discriminate in favor of one or some retired Employees or Beneficiaries as against one or some other retired Employees or

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TOM BROWN, INC. 401(k) Retirement Plan                             Page 30 of 41

        Beneficiaries. Each such payee is credited or charged with appropriate adjustments for earnings, losses, and revaluations of the segregated amount being held for his benefit; all such adjustments are made as of each Anniversary Date as adjustments to other assets of this Plan. Nothing in this subsection, however, entitles such payee to share in any TOM BROWN, INC. contributions to this Plan he would not otherwise be entitled to share by this Plan.

        10.8 Location of Participant or Beneficiary Unknown. If all, or any portion, of the distribution payable to a Participant or his Beneficiary at the expiration of 5 years after it is payable, remains unpaid solely for the inability of the Committee, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable is reallocated in the same manner as Forfeitures are allocated by subsection 9.4. If a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit is restored.

        10.9 Special Distribution Rules Applicable to Qualified Domestic Relations Order. If all, or any portion of the amounts credited to the accounts of a Participant are required to be paid to an alternate payee by any Qualified Domestic Relations Order ("QDRO"), as that term is defined in Section 12, the Committee instructs the Trustee to distribute to such designated alternate payee all amounts required by the QDRO whether or not the Participant is entitled to a distribution of his account by virtue of termination of employment or attainment of retirement age. The alternate payee of the QDRO has the option to receive, at his or her election, the entire amount required by the QDRO in the form of a cash lump sum as soon as administratively feasible after the Committee's receipt and verification of the QDRO.

        10.10 Direct Rollovers. A distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        For this subsection 10.10:

               A. Eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for 10 years or more; any distribution required by Code Section 401(a)(9); and the portion of any distribution not includible in gross income (without the exclusion of net unrealized appreciation with respect to employer securities).

               B. Eligible retirement plan is an individual retirement account in Code Section 408(a), an individual retirement annuity in Code Section 408(b), an annuity plan in Code Section 403(a), or a qualified trust in Code Section


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 31 of 41

               401(a), that accepts the distributee's eligible rollover distribution. However, for an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               C. Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee by a qualified domestic relations order, in Code Section 414(p) are distributees for the interest of the spouse or former spouse.

               D. Direct rollover is a payment by this Plan to the eligible retirement plan specified by the distributee.

11.     Loans to Participating Employees.

The Committee, in its discretion, may authorize a loan to a Participant who is a party in interest, within ERISA ss. 3(14), upon receipt of a written request from the Participant. The total amount of any such loan (when added to the outstanding balance of all other loans to the Participant by the Plan or any other qualified plan of the Employer) cannot exceed the lesser of $50,000 or 50% of the value of the Participant's vested Account Balance. The $50,000 limitation is reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before such loan is made over the outstanding balance of loans from the Plan on the date that such loan is made.

A Participant can have only one outstanding loan and payments must be made by payroll deduction.

A request by a Participant for a loan is made in writing to the Committee and specifies the amount of the loan, and the account(s) of the Participant from which the loan is to be made. The terms and conditions on which the Committee approves loans by this Plan are applied on a reasonably equivalent basis for all Participants. If a Participant's request for a loan is approved by the Committee, the Committee arranges for the distribution of the specified amount in a single sum payment of cash to the Participant.

Loans are made on such terms and subject to such limitations as the Committee prescribes, provided any such loan is evidenced by a written promissory note, bears a reasonable rate of interest on the unpaid principal, is adequately secured, and will be repaid by the Participant over a period not to exceed 5 years, unless the loan is for the purpose of acquiring a dwelling unit used or to be used within a reasonable time as the principal residence of the Participant. The interest rate charged on a loan must be at least equivalent to the prevailing interest rate charged by persons in the business of lending money for loans which would be made by similar circumstances. Loan repayments are suspended while a Participant is performing service in the Uniformed Services by Code Section 414(i)(4).

Any loan to a Participant is secured by the pledge of 50% of the Participant's right, title, and interest in his Account. The pledge will be evidenced by the execution of a promissory


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 32 of 41
note by the Participant.

The Committee has the sole responsibility to ensure that a Participant timely makes all scheduled loan repayments. Repayment is paid to the Trust, and is to be accompanied by written instructions from the Committee identifying the Participant on whose behalf the loan repayment is being made. Each loan is amortized on a substantially level basis, with payments at least quarterly over the term of the loan. A loan may be prepaid without penalty at any time.

If the Participant's employment with TOM BROWN, INC. terminates or there is a default by a Participant on a loan repayment, all remaining principal payments on the loan are immediately due and payable. The Committee is authorized (to the extent permitted by law) to take any and all actions necessary and appropriate to enforce collection of an unpaid loan. However, on a default, foreclosure on the note and attachment of security does not occur until a distributable event occurs by this Plan. A default is deemed to have occurred if any loan payment is not made within 90 days of when the payment is due by the Participant.

On a Participant's retirement or death or on a Participant's termination of employment or earlier distribution, the unpaid balance of any loan, including any unpaid interest, is deducted from any payment or distribution from this Plan to which the Participant or his designated Beneficiary are entitled and the vested interest in the account is correspondingly reduced.

The Committee issues written loan guidelines, which forms part of this Plan, describing the procedures and conditions for making loans, and may revise the guidelines at any time, and for any reason.

A Participant must obtain the consent of his or her spouse, if any, to use of the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent is binding for the consenting spouse or any subsequent spouse for that loan. A new consent is required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

12.     Spendthrift Clause.

The rights of a Participant or Beneficiary to receive payments or benefits from this Plan are not subject to alienation or assignment, and are not subject to anticipation, encumbrance or claims of creditors. Notwithstanding the foregoing, this Plan shall pay benefits by the terms of any Qualified Domestic Relations Order, if such Order (i) does not require this Plan to provide any type or form of benefits, or any option not otherwise provided, (ii) does not require this Plan to provide increased benefits, and (iii) does not require the payment of benefits to an alternate payee required to be paid to another alternate payee by another order previously determined to be a Qualified Domestic Relations Order. A "Domestic Relations Order" is any judgment, decree or order (including approval of a property


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 33 of 41
settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant and is made pursuant to a state domestic relations law. "Qualified Domestic Relations Order" is a Domestic Relations Order which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant by this Plan and which clearly specifies
(i) the name and the last known mailing address of the Participant and each alternate payee covered by the Order, (ii) the amount or percentage of the Participant's benefits to be paid by this Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or period to which such Order applies, and (iv) each plan to which such Order applies. A distribution by the estate of a deceased Participant or Beneficiary to an heir or legatee of a right to receive payments is not deemed an alienation, assignment or anticipation for this Section 12.

13.     Administration of Plan Trust.

The Committee and TOM BROWN, INC. administer this Plan for the benefit of all Participating Employees and Beneficiaries, without discrimination in favor of one or some Participating Employees or Beneficiaries as against one or some other Participating Employees or Beneficiaries.

Whenever action is required by TOM BROWN, INC. or the Committee, it may be taken by any individual designated as agent for the purpose. TOM BROWN, INC. or the Committee notify the Trustee of any change of agent.

14.     Administrative Committee.

The Committee is a body appointed by TOM BROWN, INC. and, subject to the terms of this Plan, has general supervision of the administration of this Plan.

The members of the Committee elect from their number a chairman and appoint a secretary who need not be a member of the Committee. They may appoint any person or persons to have such duties in connection with administration of this Plan as the Committee may from time to time provide. The Committee may appoint from their number such subcommittees with such powers as the Committee determines, and may authorize one or more of their number, any person or persons having duties for administration of this Plan or any agent to execute or deliver any instrument or make any payment on their behalf, except a request for funds from or a direction for, the payment or application of funds by the Insurance Company shall be signed by at least one member of the Committee. The Committee may retain such legal counsel and accountants, who may or may not be in the employ of TOM BROWN, INC., actuaries, and such clerical services as it may require in carrying out this Plan.

The Committee holds meetings upon such notice, at such time or times, and at such place or places as it may determine. A majority of the members of the Committee at the time in office constitutes a quorum for the transaction of business at all meetings. All resolutions or other actions taken by the Committee are by a vote of a majority of the members, if they act without a meeting.


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 34 of 41

The Committee may from time to time establish rules for the administration of this Plan. Except as otherwise herein expressly provided, the Committee has the exclusive right to interpret this Plan and to decide any matters arising hereunder in the administration and operation of this Plan. It shall endeavor to act by general rules so as not to discriminate in favor of any person.

The members of the Committee are free from all liability, joint or several, for their acts as members of such Committee, except to the extent that they may have been guilty of misconduct, or except to the extent otherwise required by the Employee Retirement Income Security Act of 1974.

The members of the Committee serve without compensation for their services. All reasonable and necessary costs, expenses and liabilities incurred by the Committee in the supervision of the administration of this Plan and the Group contract shall be paid by TOM BROWN, INC. separate and apart from the Contributions to this Plan.

The Committee and its individual members are indemnified by TOM BROWN, INC. and not from this Plan against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to this Plan, including expenses reasonably incurred in the defense of any claim.

15.     Allocation of Responsibilities.

        15.1 Administrative Responsibilities. The Committee is the Named Fiduciary which has the authority to control and manage the operation and administration of the Plan. TOM BROWN, INC. shall make such rules, regulations, interpretations, and shall take such other actions to administer the Plan as TOM BROWN, INC. may deem appropriate. In administering the Plan, TOM BROWN, INC. acts in a nondiscriminatory manner for Plan Participants and Beneficiaries, and at all times discharges its duties for this Plan by applicable fiduciary standards.

        15.2 Management of Plan Assets. TOM BROWN, INC. is the Named Fiduciary for control and management of this Plan's assets only to the extent that it (i) appoints one or more Trustees to hold the assets of the Plan in trust, (ii) appoints one or more Investment Managers for any Plan assets and enters into an investment management agreement with each Investment Manager it appoints, and (iii) exercises its authority to direct the sale, investment or reinvestment of Plan assets. TOM BROWN, INC. is responsible for diversifying the investments of this Plan only if it directs investments, and the Trustee and the Investment Managers, if any, are responsible for diversifying the specific investments in accounts by their management.

        15.3 Trustee and Investment Managers. The Trustee has the exclusive authority and discretion to control and manage the assets of this Plan, and is the Named Fiduciary for such control and management, except to the extent that TOM BROWN,


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 35 of 41

        INC. exercises its authority to direct investment of this Plan's assets, or the authority to manage such assets is allocated by TOM BROWN, INC. to one or more Investment Managers. Each Investment Manager appointed by TOM BROWN, INC. has the authority to manage, including the power to acquire and dispose of, such assets of this Plan assigned to it by TOM BROWN, INC..

        15.4 Delegation of Fiduciary Responsibilities. Except as otherwise expressly stated herein, TOM BROWN, INC. does not allocate or delegate to any other person any of its duties and responsibilities. The duties and responsibilities of TOM BROWN, INC. are carried out by TOM BROWN, INC.'S Directors and officers, acting on behalf of and in the name of TOM BROWN, INC. in their capacities as such, and not as individual fiduciaries. TOM BROWN, INC. is specifically prohibited from designating any Director or officer of TOM BROWN, INC. as a fiduciary and from allocating or delegating to any such person any of the fiduciary responsibilities of TOM BROWN, INC..

16.     Amendments.

TOM BROWN, INC. reserves the right by action of its Board of Directors to amend this Plan at any time without the consent of the Trustee, but no such amendment shall cause or permit any portion of the principal or income of the Trust to revert to or become the property of or be used for the benefit of TOM BROWN, INC.. Any amendment necessary to bring this Trust into conformity with government laws or regulations in order to qualify this Plan and Trust for tax exemption may be made retroactively. No amendment to this Plan may be made which results in a cutback of vested rights or rights to accrued benefits by Code
Section 411(a)(10)(A) or Code Section 411(d)(6). If the vesting schedule, if any, in this Plan is amended, each Participant with at least 3 Years of Service may elect to have his accrued benefit determined by the vesting schedule in effect prior to the amendment.

17.     Termination of Contributions.

TOM BROWN, INC. establishes this Plan intending and expecting to make its contributions. If TOM BROWN, INC. decides it is impossible or inadvisable to continue to make its contributions, TOM BROWN, INC. has the right to terminate its contributions.

If there is a complete termination of contributions by TOM BROWN, INC., with or without formal action by TOM BROWN, INC., this Plan remains in force until terminated. Any provision requiring forfeiture of a Participating Employee's share (the shares of each Participating Employee become fully vested in such Participant, regardless of the length of his employment or his participation, on such termination of contributions); and all of the assets in this Plan on the date specified in such resolutions shall be held, administered by the Committee and distributed by the Trustee as provided herein.

18.     Merger or Consolidation of Plan, Transfer of Plan Assets.

If this Plan is merged or consolidated with, or its assets and liabilities transferred to any other plan, each Participant and Beneficiary in this Plan is entitled, after the merger,

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TOM BROWN, INC. 401(k) Retirement Plan                             Page 36 of 41
consolidation or transfer, to a benefit equal to or greater than the benefit to which he would have been entitled by this Plan, immediately prior to such merger, consolidation or transfer, as if the Plan had terminated at such time.

19.     Top-Heavy Provisions.

        19.1 Determination of Top-Heavy Status. As of each determination date, the Committee computes the aggregate amounts allocated to the accounts of all "key employees" of TOM BROWN, INC..

        The term "key employee" is any Employee, former Employee, or beneficiary thereof who, at any time during the Plan Year or any of the 4 preceding Plan Years, is or was (i) an officer of TOM BROWN, INC. with an annual Compensation greater than 50% of the dollar limitation then in effect in Code Section 415(b)(1)(A), (ii) 1 of the 10 Employees having an annual Compensation greater than the dollar limitation then in effect in Code
        Section 415(c)(1)(A) and owning (or considered as owning in Code Section
        318) the largest interests in TOM BROWN, INC., (iii) a 5% owner of TOM BROWN, INC. or (iv) a 1% owner of TOM BROWN, INC. with annual Compensation from TOM BROWN, INC. in excess of $150,000. To determine percentage ownership in the foregoing sentence, Code Section 416(i)(1)(B) applies and Code Sections 414(b), 414(c), and Sec. 414(m) do not apply.

        If the aggregate amount allocated to the accounts of all key employees exceeds 60% of the aggregate amount allocated to the accounts of all Participants, this Plan is deemed to be top-heavy for the Plan Year next following such Anniversary Date (and for the initial Plan Year, for the Plan Year ending with such Anniversary Date). To determine the aggregate amounts allocated to the accounts of Participants, there is added any amount of TOM BROWN, INC. contributions required for the Plan Year ending on the determination date (unless this Plan is not subject to the minimum funding in Code Section 412). The present value of accrued benefits is determined by the interest and mortality rates specified in the defined benefit plan. The account balances attributable to a Participant who has not performed any services for TOM BROWN, INC. at any time during the five-year period ending on any determination date are disregarded. To make the above determination, (i) all other qualified plans of TOM BROWN, INC. in which a key employee is a participant, (ii) all other plans which enable this Plan or plans described in (i) above to meet the requirements of Code Section 401(a)(4) or Code Section 410, and (iii) all other qualified plans which may have been terminated but which were maintained by the Employer within the five-year period ending on the determination date. There shall also be considered any distributions made to any Participant within a five-year period ending on the determination date.

        At the option of the Committee, any other qualified plans maintained by TOM BROWN, INC. may be included in the group of plans to determine the top-heavy status of this Plan, if the group of plans continues to meet the requirements of Code Section 401(a)(4) and Code Section 410 with such plans as are added at the option of TOM BROWN, INC. being taken into account. If any plans of TOM BROWN, INC. are


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 37 of 41
        aggregated with this Plan as described in the preceding sentence, this Plan is deemed to be top-heavy only if the aggregate present value of accrued benefits of key employees in the aggregated group of plans exceeds 60% of the aggregate present value of accrued benefits of all employees in the aggregated group of plans. To determine present value of accrued benefits, the rules of Code Section 416(g) apply. Accrued benefits are determined by the method used for accrual purposes for all plans of TOM BROWN, INC., or if there is no such method, by the slowest accrual rate permitted by Code Section 411(b)(1)(C). The determination date is the last day of the preceding Plan Year. However, for the first Plan Year the determination date is the last day of that year.

        To determine whether or not an Employee is a key employee, "Compensation" is compensation in Code Section 415(c)(3), but including Salary Reduction Contributions to this Plan.

        19.2 Minimum Allocations. For each Plan Year that this Plan is top-heavy, there shall be allocated to the account of each Participant who is not a key employee and who is employed by TOM BROWN, INC. on the last day of the Plan Year, irrespective of whether he has completed 1,000 Hours of Service with TOM BROWN, INC. during the Plan Year, an amount not less than 3% of each such Participant's W-2 Compensation (without taking into account Social Security and similar contributions and benefits). If the TOM BROWN, INC. contribution for any Plan Year (including Salary Reduction Contributions) is less than 3% of the W-2 Compensation of the key employee for whom such contribution percentage is the highest, the amount allocable to each nonkey employee shall be such lesser percentage. If TOM BROWN, INC. maintains both a defined contribution plan and a defined benefit plan with a nonkey employee who participates, or could participate in both plans, there is allocated to the account of each Participant who otherwise would be entitled to receive a minimum allocation as described above an amount not less than 5% of such Participant's W-2 Compensation (but without taking into account Social Security and similar contributions and benefits). For this subsection, all defined contribution plans of TOM BROWN, INC. are aggregated to satisfy the percentage rules if the aggregate contribution made to all defined contribution plans equals 5% of any nonkey Participant's W-2 Compensation.

        19.3 Effect on Code Section 415 Limitations. If TOM BROWN, INC. maintains both a defined contribution plan and a defined benefit plan with a Participant who participates, or could participate, in both plans, for computing the defined contribution fraction and defined benefit fraction described in subparagraph 8.J. hereunder, the dollar limitation of Code Section 415(b)(1)(A) and Code Section 415(c)(1)(A) are multiplied by 1.0 in lieu of 1.25, unless:

               A. the defined contribution plan allocates to the account of each Participant who is not a key employee not less than 7-1/2% of each such Participant's W-2 Compensation (without taking into account Social Security and similar contributions and benefits); and


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 38 of 41

               B. the plan would not be top-heavy if 90% were substituted for 60% in subparagraph A. above.

20.     Expenses of Administration.

The Trustee's compensation is fixed by agreement with TOM BROWN, INC.; however, no person compensated as an Employee of TOM BROWN, INC. shall be compensated as Trustee. TOM BROWN, INC. intends to pay, in addition to the contributions provided for, any expenses of administering the Trust, including the Trustee's compensation, if any, except that any investment counsel fees incurred by the Trust, and any expenses directly related to particular transactions involving purchases or sales of property by the Trust or the production or collection of income, such as transfer taxes, brokers' commissions, etc., are paid by the Trustee from the assets of the Trust.

21.     Rights of Participants.

Participating in this Plan and Trust does not give any Participant any right to be retained in the service of TOM BROWN, INC. or any right or claim to any benefits unless such benefits accrue by this Plan.

22.     Claims Procedure.

Claims for benefits by this Plan may be filed with the Committee on forms supplied by it. Written notice of the disposition of a claim is furnished to the claimant within 90 days after the application is filed. If the claim is denied, the reasons for the denial are specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan are cited, and, where appropriate, an explanation as to how the claimant can perfect the claim is provided. In addition, the claimant is furnished an explanation of this Plan's claims review procedure, as described below.

Any Employee or Beneficiary denied a benefit is entitled to request the Committee to give further consideration to his claim by filing with the Committee (on a form which may be obtained from the Committee) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Committee no later than 60 days after receipt of the written notification furnished by the Committee for the claim. The Committee shall conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant has an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Committee) the claimant or his representative has an opportunity to review all documents in the possession of the Committee pertinent to the claim at issue and its disallowance.

Either the claimant or the Committee may have a court reporter attend the hearing and record the proceedings. A complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts are borne by the party causing the court reporter to attend the hearing.


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 39 of 41

A final decision as to the allowance of the claim shall be made by the Committee within 60 days of receipt of the appeal (unless there is an extension of 60 days due to special circumstances, if the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions.

23.     Construction.

This Plan shall be construed so as to qualify as a tax-free employees' profit-sharing plan, contributions to which by TOM BROWN, INC. are deductible from its taxable income.

24.     Defense of Plan.

TOM BROWN, INC. has the right to defend the position of this Plan as a qualified profit-sharing plan, in Code Section 401(a).

25.     Governing Law.

This Plan is executed and delivered in the State of Texas and is to be construed and regulated by the laws of the State of Texas.

26.     Mistaken Contributions, Etc.

The assets of this Plan shall not inure to the benefit of TOM BROWN, INC., and shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan.

Notwithstanding the foregoing sentence:

               A. If a contribution is made by TOM BROWN, INC. by a mistake of fact, such contribution may be returned, at the discretion of TOM BROWN, INC., within 1 year after payment of such contribution.

               B. All contributions to this Plan are conditioned on initial qualification of this Plan by Code Section 401. If this Plan does not so qualify for any Plan Year for which a contribution is made, such contribution may be returned, at the discretion of TOM BROWN, INC., within 1 year after the date of denial of initial qualification of this Plan if the application for qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year this Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

               C. All contributions to this Plan are conditioned upon their deductibility, for Federal income tax purposes, by Code Section
               404. If and to the extent that such deduction is disallowed, TOM BROWN, INC.'S contribution (to the extent disallowed) may be returned, at the discretion of TOM BROWN, INC.,


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TOM BROWN, INC. 401(k) Retirement Plan                             Page 40 of 41
               within 1 year after the disallowance of the deduction.

        Earnings on such TOM BROWN, INC. contributions are not returned to TOM BROWN, INC., but losses on such contributions reduce the amount to be returned. Notwithstanding the foregoing, if this Plan does not initially qualify by Code Section 401, the entire assets of this Plan may be returned to TOM BROWN, INC..

27.     Plan Administrator; Legal Agent.

The Committee serves as the Plan Administrator and is the legal agent for service of process on this Plan, to be served at the following address:

        TOM BROWN, INC. 401(k) Retirement Plan Committee
        c/o TOM BROWN, INC.
        508 West Wall, Suite 500
        Midland, Texas 79702

This Plan is executed by TOM BROWN, INC. on February , 2000, effective as of January 1, 2000.

                                            TOM BROWN, INC.



                                            By: ____________________________
                                                  B. JACK REED, Vice-President
                                                  Human Relations







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TOM BROWN, INC. 401(k) Retirement Plan                             Page 41 of 41